UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 21, 2012

KID BRANDS, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-8681	22-1815337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Meadowlands Plaza, 8th Floor, East Rutherford, New Jersey		07073
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 405-2400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.02 Results of Operations and Financial Condition

On November 21, 2012, Kid Brands, Inc. (the “Company”) issued a press release (the “Release”) announcing, among other things, financial results for the quarter ended September 30, 2012.

In the Release, certain financial measures for each of the three month period ended September 30, 2012 (“Q3 2012”), the nine month period ended September 30, 2012 (the “2012 YTD Period”), the three month period ended September 30, 2011 (“Q3 2011”), and the nine month period ended September 30, 2011 (the “2011 YTD Period”) are presented both in accordance with United States generally accepted accounting principles (“GAAP”), and also on a non-GAAP basis. In particular, “Adjusted net income” and “Adjusted net income per diluted share” for each of the foregoing periods are non-GAAP financial measures.

Adjusted net income is defined as reported net income/(loss), plus/minus certain items (including reversal of the relevant income tax provision or benefit), and the application of an assumed tax rate of 39% on the resulting adjusted pre-tax income.

Non-GAAP adjusted net income and adjusted net income per diluted share for Q3 2012 reflect adjustments to net loss, as reported, to exclude the effect of the following items and to apply an assumed tax rate of 39% to the resulting adjusted pre-tax income: (i) an income tax provision of $49.2 million; (ii) a $0.7 million write-off of unamortized deferred financing costs originally incurred in 2011 as a result of a credit refinancing (the “2012 Financing Write-Off”); (iii) $0.6 million in voluntary product recall costs; (iv) $0.4 million of professional fees incurred in connection with various Customs matters and related litigation (“Customs Compliance Costs”); (v) a reduction in the aggregate accrual for Customs duties ($0.4 million) as a result of the completion of the Company’s prior disclosures and settlement submissions to U.S. Customs for all business units (the “Customs Accrual Reduction”); (vi) $0.03 million of additional accrued interest on anticipated aggregate Customs duties (“Customs Interest”); and (vii) $0.2 million of severance costs.

Non-GAAP adjusted net income and adjusted net income per diluted share for the 2012 YTD Period reflect adjustments to net loss, as reported, to exclude the effect of the following items and to apply an assumed tax rate of 39% to the resulting adjusted pre-tax income: (i) an income tax provision of $47.8 million; (ii) $1.8 million of Customs Compliance Costs, (iii) aggregate financing write-offs of $1.5 million (consisting of the $0.7 million 2012 Financing Write-Off and an additional $0.8 million write-off of unamortized deferred financing costs resulting from the voluntary reduction of the aggregate commitments under the Company’s credit agreement); (iv) $0.8 million of severance costs; (v) $0.6 million of voluntary product recall costs; (vi) the $0.4 million Customs Accrual Reduction; and (vii) $0.2 million of Customs Interest.

Non-GAAP adjusted net income and adjusted net income per diluted share for Q3 2011 reflect adjustments to net loss, as reported, to exclude the effect of the following items and to apply an assumed tax rate of 39% to the resulting adjusted pre-tax income: (i) an income tax provision of $0.2 million; (ii) $1.4 million of Customs Compliance Costs; (iii) a $1.0 million write-off of deferred financing costs in connection with the refinancing of a prior credit facility (the “2011 Financing Write-Off”); (iv) $0.8 million in severance costs; and (v) additional accruals for anticipated Customs duties and related interest thereon ($0.1 million in the aggregate).

Non-GAAP adjusted net income and adjusted net income per diluted share for the 2011 YTD Period reflect adjustments to net loss, as reported, to exclude the effect of the following items and to apply an assumed tax rate of 39% to the resulting adjusted pre-tax income: (i) an income tax provision of $5.5 million; (ii) $4.5 million of Customs Compliance Costs; (iii) a valuation reserve adjustment of $2.0 million recorded in the second quarter of 2011 resulting from the bankruptcy of the buyer of the Company’s former gift business (“TRC”); (iv) a $1.1 million accrual for a contingent liability in connection with a lease assigned to TRC; (v) the $1.0 million 2011 Financing Write-Off; (vi) a $0.9 million additional accrual for aggregate anticipated Customs duties and related interest thereon; (vii) severance costs of $0.8 million; (viii) $0.7 million in LaJobi crib remediation costs; and (ix) $0.1 million in fees for an amendment to a prior credit facility.

In addition, adjusted net income per diluted share for each of Q3 2012, the 2012 YTD Period, Q3 2011 and the 2011 YTD Period also include an adjustment to reflect the weighted-average dilutive effect of certain shares underlying in-the-money stock appreciation rights (such shares were excluded from the weighted-average diluted share calculation used to determine net loss per diluted share, as reported for such periods, because the Company was in a net loss position for such periods, and the inclusion of such shares would have been anti-dilutive). In the computation of adjusted net income per diluted share for each of the foregoing periods, however, such shares were included.

These non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. However, we believe that the non-GAAP measures presented in the Release are useful to investors as they enable the Company and its investors to evaluate and compare our results from operations and cash resources generated from our business in a more meaningful and consistent manner (by excluding specific items which are not reflective of ongoing operating results) and provide an analysis of operating results using the same measures used by our chief operating decision makers to measure our performance. These non-GAAP financial measures result largely from our management’s determination that the facts and circumstances surrounding the excluded charges are not indicative of the ordinary course of the ongoing operation of our business. As a result, the non-GAAP financial measures presented by us in the Release may not be comparable to similarly titled measures reported by other companies, and are included only as supplementary measures of financial performance. This data is furnished to provide additional information and should not be considered in isolation as a substitute for measures of performance prepared in accordance with GAAP.

Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included in the tables attached to the Release.

The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 99.1	Press Release of Kid Brands, Inc., dated November 21, 2012, announcing, among other things, financial results for the quarter ended September 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2012	KID BRANDS, INC.

	By:	/s/ Marc S. Goldfarb
Marc S. Goldfarb
Senior Vice President and
General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Kid Brands, Inc., dated November 21, 2012, announcing, among other things, financial results for the quarter ended September 30, 2012.